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                                                            Exhibit 99.(a)(1)(G)


[Slide 1]

"2001 Stock Option Exchange Program
September 26, 2001"

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[Slide 2]

"Today's Topics"

"-Why We're Here"
"-Stock Option Exchange Program"
         "-Highlights"
         "-Impact on Eligible Options"
"-How to Participate"
"-Things to Consider"
"-Key Dates"

"Endwave Confidential and Proprietary"
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[Slide 3]

"Why We're Here"

"We're here today to"
         "-Address the decline in value of stock options"
         "-Discuss our proposed solutions and its impact"
         "-Review the process to participate"
         "-Tell you how to get your questions answered"

"Endwave Confidential and Proprietary"
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[Slide 4]

"The Solution"

"2001 Stock Option Exchange Program"

"Endwave is offering eligible employees the opportunity to exchange their underwater options with an exercise price per share equal to or greater than $6.00 for replacement options"
"Underwater: The exercise price is higher than the current stock price"


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"Endwave Confidential and Proprietary"
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[Slide 5]

"Option Exchange Program Overview"

"-Voluntary stock option exchange"
  ---------
         "-Cancel options on October 25, 2001 and receive:"

                  "-Short-Term Options covering 30% of the cancelled options on October 25, 2001"
                  "-New Options covering 70% of the cancelled options on or shortly after April 26, 2002"

"Applies to any option granted to employees under the 2000 Equity Incentive Plan with an exercise price equal to or greater than $6.00 per share ("Eligible Options")

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[Slide 6]

"Option Exchange Program Overview"

"-Short Term Option (the "30% Grant")"
         "-Exercise price of Short Term Options will be set on October 25, 2001" "-1/12th of the shares subject to the Short Term Options will vest one month after the date of grant and 1/12th of the shares will vest monthly thereafter"
         "-Term of 18 months from date of Grant"
         "-Nonqualified Stock Option"

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[Slide 7]

"Option Exchange Program Overview"

"-New Option (the "70% Grant")"
         "-Exercise price of New Options will be set on or shortly after April 26, 2002"
         "-25% of the shares subject to the New Options will be vested on the date of grant and 1/16th of the shares will vest quarterly thereafter"
                  "-i.e., When New Options are granted, they will be partially vested"
         "-Term of 10 years"
         "-Nonqualified Stock option"


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"-No vested Short-Term Options or vested New Options may be exercised until 6 months after their respective dates of grant, except in the event of a change of corporate ownership of Endwave or your earlier termination of service by reason of death, disability or retirement"

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[Slide 8]

"Eligibility"

"-Any employee holding Eligible Options"
         "-Must be employed on the Option Cancellation Date (October 25, 2001) to be eligible to exchange options and receive a Short-Term Option" "-Must be continuously employed from Option Cancellation Date through New Option Grant Date (April 26, 2002) to receive a New Option"
         "-If you leave Endwave after the Option Cancellation Date but before
                                -----                                  ------
         the New Option Grant Date, you won't receive a New Option, the unvested portion of your Short-Term Option will be cancelled and your previously cancelled options won't be reinstated."

"Endwave Confidential and Proprietary"
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[Slide 9]

"How the Exchange Program Works"

"-Employees must make election to exchange options before 5:00 p.m. PDT on October 25, 2001"
         "-This is the Option Cancellation Date"
"-Each exchanged option is cancelled, and vesting is lost."
"-Short-Term Options will be granted and priced on October 25, 2001 (or later if Endwave extends the offer)"
         "-This is the Short-Term Option Grant Date"
"-New Options will be granted and price on or shortly after April 26, 2002"
         "-This is the New Option Grant Date"

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[Slide 10]

"Nonqualified Stock Options"

"-No tax at grant"
"-Ordinary Income realized on spread at exercise"


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         "-W-2 income, subject to income and employment tax withholding"
         "-"Spread at exercise" is the difference between the fair market value of the stock on the date of exercise and the exercise price of the option"
         "-Capital gain realized on sale - difference between sale price and fair market value on date of exercise"
         "-Long-term capital gain if shares are held more than one year"

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[Slide 11]

"Nonqualified Stock Option"

"-Endwave grants employee nonqualified stock option to purchase 10 shares of Endwave common stock for $1.10 per share on October 25, 2001. Option fully vested on October 25, 2002. Employee exercises option on October 26, 2002 when stock is worth $2.00 and sells stock on December 31, 2003 for $3.00.

"-No tax on grant"
"-Ordinary income tax on exercise"
         "-$9 (FMV on date of exercise $2 per share minus exercise price $1.10 per share"
         "-Long-term capital gain tax on sale"
         "-$10 (sales price $30 minus FMV on date of exercise $20)"

"Endwave Confidential and Proprietary"
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[Slide 12]

"Example 1 - Operation of the Program"

"-Jason's hire date: September 10, 2000"
"-His original Stock Option: 1000 shares at $8/share"
"-Hypothetical Stock Price on Option Cancellation Date: $1.10/share" "-Hypothetical Stock Price on Short-Term Option Grant Date: $1.10/share" "-Short-Term Option: 300 shares at $1.10/share with 18 month term (the "30% Grant")"

graphic of horizontal arrow pointing either direction

"Sept. 10, 2000       October 25, 2001            October 25, 2001
Option at $8/share    (Option Cancellation Date)  (Short-Term Option Grant Date)

                      Sept. 10, 2000 option       Short-Term Option for
                      is underwater and           300 shares granted at
                      cancelled                   $1.10/share"

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[Slide 13]

"Example 1 (cont'd)"

"-Jason's hire date: September 10, 2000"
"-His original Stock Option: 1000 shares at $8/share"
"-Hypothetical Stock Price on Option Cancellation Date: $1.10/share" "-Hypothetical Stock Price on New Option Grant Date: $5/share (the "70% Grant")" "-New Option: 700 shares at $5/share with 10-year term"

graphic of horizontal arrow pointing either direction

"Sept. 10, 2000        October 25, 2001               April 26, 2002
Option at $8/share     (Option Cancellation Date)     (New Option Grant Date)

                       Sept. 10, 2000 option          New Option for 700
                       is underwater and              shares granted at
                       cancelled                      $5/share"

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[Slide 14]

"Example 2 - Operation of the Program"

"-Mary's hire date: November 10, 2000"
"-Her original Stock Option: 1000 shares at $6/share"
"-Hypothetical Stock Price on Option Cancellation Date: $1.10/share" "-Hypothetical Stock Price on Short-Term Option Grant Date: $1.10/share (the "30% Grant")"
"-Short-Term Option: 300 shares at $1.10/share with 18 month term"

graphic of horizontal arrow pointing either direction

"Nov. 10, 2000       October 25, 2001             October 25, 2001
Option at $6/share   (Option Cancellation Date)   (Short-Term Option Grant Date)

                     Nov. 10, 2000 option         Short-Term Option for
                     is underwater and            300 shares granted at
                     cancelled                    $1.10/share"

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                                       5.

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[Slide 15]

"Example 2 (cont'd)"

"-Mary's hire date: November 10, 2000"
"-Her original Stock Option: 1000 shares at $6/share"
"-Hypothetical Stock Price on Option Cancellation Date: $1.10/share" "-Hypothetical Stock Price on New Option Grant Date: $10/share"
"-New Option: 700 shares at $10/share with 10-year term"

graphic of horizontal arrow pointing either direction

"Nov. 10, 2000           October 25, 2001                April 26, 2002
Option at $6/share       (Option Cancellation Date)      (New Option Grant Date)

                         Nov. 10, 2000 option            New Option for 700
                         is underwater and               shares granted at
                         cancelled                       $10/share"

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[Slide 16]

"Vesting Example"

"-On April 26, 2002, if Jason is still employed:"

         "-Short-Term Option - 300 shares granted at $1.10/share are one-half vested, remaining unvested shares continue to vest monthly"
         "-New Option - 700 shares granted at $5/share are 25% vested, remaining unvested shares vest quarterly thereafter"

"Endwave Confidential and Proprietary"
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[Slide 17]

"Six-Month Rule"

"No option may remain outstanding if granted to a participant within six months before the date of the Offer to Exchange AND no new option (other than the
                                         ---
Short-Term Option) may be granted to a participant within six months after the Option Cancellation Date"
         "-New Option Grant Date is at least six months and one day after the Option Cancellation Date"


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          "-If you participate in the Option Exchange Program, you must exchange any other option granted to you during the six months before the date of the Offer to Exchange whether or not it is underwater"
                                   -------------------------------

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[Slide 18]

"Example - Mandatory Cancellation of Certain Options"

"-Stella was granted two options:"
         "-New Hire Option in 11/00 at $15/share"
         "-Promotional Option in 05/16/01 at $5/share"
"-Stella elects to exchange her New Hire Option"
"-Because the Promotional Option was granted within 6 months before September 26, 2001, she must also exchange the Promotional Option (if she chooses to participate)"

graphic of horizontal arrow pointing either direction with two sections: "Six months back" and "Six months forward"

"
|   May 16, 2001      |       October 25, 2001           April 26, 2002
|                     |       (Option Cancellation Date) (New Option Grant Date)
|                     |
November 2000         March 2001 Promotional
New Hire Option       Option must be exchanged
elect to exchange     (if she chooses to participate)"

"Endwave Confidential and Proprietary"
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[Slide 19]

"How to Participate"

"-Read the materials that were distributed by Endwave on September 26, 2001" "-Complete & submit the election form before the Option Cancellation Date, October 25, 2001 at 5:00 p.m. PDT"
         "-Submit even if you're not exchanging any options"
         "-You may change your election as many times as you want up to the deadline"
         "-Failure to make an election before the deadline results in no option exchange"
         "-You can't change your election after the deadline"

"Endwave Confidential and Proprietary"
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                                       7.

[Slide 20]

"Things to Consider"

"-If you choose to participate"
         "-Your Short-Term Option will have a 12 month vesting period beginning on the date of grant (October 25, 2001)"
         "-Your New Option will have a 3 year vesting period beginning on the date of grant (on or shortly after April 26, 2002), with 25% vested on the date of grant"
         "-The price of your Short-Term Option won't be known until October 25, 2001"
         "-The price of your New Option won't be known until April 26, 2002" "-You will not be able to exercise any portion of your Short-Term and New Option, even if vested, for the first 6 months after their dates of grant, except in the event of a change of corporate ownership of Endwave or your earlier termination of service by reason of death, disability or retirement"

"Endwave Confidential and Proprietary"
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                                       8.